EXHIBIT 99.1

500 Linden Oaks
Rochester, New York 14625

VirtualScopics Reports 3rd Quarter 2011 Results; YTD Revenues Rise 9%
510k Submitted to FDA for its first Personalized Medicine Application

ROCHESTER, NY – November 10, 2011 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, today reported year to date revenues of $10,780,710 for the nine months ended September 30, 2011 compared to $9,883,190 in the comparable period in 2010, a 9% increase. Third quarter 2011 revenues were $3,268,807 compared to revenues of $3,590,591 in the third quarter of 2010, a 9% decrease. Gross profit for the quarter ended September 30, 2011 was $1,496,626 compared to $1,887,281 for the quarter ended September 30, 2010. Operating income for the third quarter of 2011 was $19,559 compared to $400,235 in the third quarter of 2010. Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain on derivative financial instrument (“Adjusted EBITDA”) for the third quarter of 2011 was $341,669 compared to $758,636 in the comparable period in 2010. Net income for the quarter ended September 30, 2011 was $562,926 compared to $628,699 for the quarter ended September 30, 2010. The cash balance as of September 30, 2011 was $5,172,413 compared to $4,576,060 as of December 31, 2010.

“During the third quarter we were pleased with advancements we made both operationally and within our R&D initiatives”, stated Jeff Markin, president and chief executive officer of VirtualScopics. He added, “Our third quarter revenue was negatively impacted by the slower than anticipated ramp-up of several studies initiated earlier in the year, the delay of studies due to start in the third quarter, and the slowdown of a large phase III study that is moving towards registration with the regulatory authorities earlier than anticipated due to strong patient response.”  He further stated, “The impact of these events and the overall softness in the economy are unfortunate, but we are optimistic we will see an uptick in the first half of 2012 given our sales pipeline and the progress we are seeing in our relationship with PPD.”  He further stated, “Even with the lower revenues we are pleased to show positive Adjusted EBITDA and an increase to our cash balance.”

“Our cash position remains strong and further enables us to invest in market opportunities that support our long-term growth initiatives,” said Molly Henderson, chief business and financial officer of VirtualScopics. “As such, we continue to invest in research and development, including new market opportunities, in order to stay innovative with our technology while being prudent with our capital on-hand.” She added, “Of significant importance, is that we have filed a 510k with the FDA relative to our first personalized medicine application and accordingly, we’ve been engaged in several rounds of discussions with potential development partners. We believe quantitative imaging can play a critical role within medical practice and therefore are working towards a broader use of our applications outside of the clinical trial market.”  She concluded, “In light of the softness in our third quarter revenues, we are adjusting our 2011 revenue guidance to $14 - $14.5 million, and estimate that our Adjusted EBITDA will range between $1.5 -1.7 million for the full year of 2011 which is in line with the guidance of $1.7 million.”

Jeff Markin and Molly Henderson will provide a business and third quarter 2011 financial update during the conference call today at 9:00 a.m. ET.  Interested participants should call 877.407.8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock compensation expense, the gain (loss) on derivative instrument (mark to market adjustment for warrants) and interest income and other expenses.  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP. However, with the adoption of ASC 815-40 and the non-cash variable nature of stock compensation expense (ASC 718) and their very substantial impact on the overall reported net income (loss), the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Investor Relations:	Company Contact:
	Tim Ryan	Molly Henderson
	The Shoreham Group	Chief Business and Financial Officer, Sr. Vice President
	80 Eighth Ave, Ste 1107	500 Linden Oaks
	New York, NY 10011	Rochester, New York 14625
	+1 212 242.7777 Direct	+1 585 249.6231
tryan@shorehamgroupllc.com

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues	$3,047,704	$3,347,205	$9,973,568	$9,159,000
Reimbursement revenues	221,103	243,386	807,142	724,190
Total revenues	3,268,807	3,590,591	10,780,710	9,883,190

Cost of services	1,551,078	1,459,924	5,056,183	4,034,589
Cost of reimbursement revenues	221,103	243,386	807,142	724,190
Total cost of services	1,772,181	1,703,310	5,863,325	4,758,779
Gross profit	1,496,626	1,887,281	4,917,385	5,124,411
	46%	53%	46%	52%
Operating expenses
Research and development	320,024	270,280	984,730	789,517
Sales and marketing	254,696	263,198	864,409	904,522
General and administrative	594,683	602,198	1,882,865	1,825,721
Stock-based compensation expense	194,050	221,958	631,984	599,083
Depreciation and amortization	113,614	129,412	364,062	381,425
Total operating expenses	1,477,067	1,487,046	4,728,050	4,500,268
Operating income	19,559	400,235	189,335	624,143

Other income (expense)
Other income	1,671	1,058	15,903	8,417
Other expense	(6,724)	(9,316)	(24,665)	(14,602)
Gain on derivative financial instrument	548,420	236,722	509,621	359,857
Total other income	543,367	228,464	500,859	353,672
Net income	562,926	628,699	690,194	977,815

Series B preferred stock cash dividend	12,000	40,520	36,989	140,577
Net income attributable to common stockholders	$550,926	$588,179	$653,205	$837,238

Basic and diluted earnings per common share	$0.02	$0.02	$0.02	$0.03

Weighted average number of common shares outstanding
Basic	29,329,816	26,313,937	28,809,385	25,975,864
Diluted	32,524,658	31,039,284	33,471,117	30,794,874

*     Cost of services includes non-cash stock-based compensation expense of $14,446 and $7,031 for the three months ended September 30, 2011 and 2010, respectively, and $38,465 and $22,691 for the six months ended September 30, 2011 and 2010, respectively.

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2011	2010
Assets	(unaudited)

Current assets
Cash	$5,172,413	$4,576,060
Accounts receivable, net	2,718,675	2,727,525
Prepaid expenses and other current assets	443,758	305,079
Total current assets	8,334,846	7,608,664
Patents, net	1,620,532	1,711,501
Property and equipment, net	566,078	404,426
Total assets	$10,521,456	$9,724,591

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$780,623	$1,099,838
Accrued payroll	507,390	821,107
Unearned revenue	642,103	214,508
Derivative liability	316,377	2,609,708
Total current liabilities	2,246,493	4,745,161

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A 8,400 shares authorized; issued and outstanding, 2,190 and 3,188 at September 30, 2011 and December 31, 2010, respectively; liquidation preference $1,000 per share	2	3
Series B 6,000 shares authorized; issued and outstanding, 600 and 800 at September 30, 2011 and December 31, 2010, respectively; liquidation preference $1,000 per share	1	1
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 29,370,687 and 27,414,620 shares at September 30, 2011 and December 31, 2010, respectively	29,371	27,415
Additional paid-in capital	17,693,638	15,090,254
Accumulated deficit	(9,448,049)	(10,138,243)
Total stockholders' equity	8,274,963	4,979,430
Total liabilities and stockholders' equity	$10,521,456	$9,724,591

	Three Months Ended	Three Months Ended
	September 30, 2011	September 30, 2010
	(unaudited)	(unaudited)
Adjusted EBITDA (non-GAAP measurement):
Net income	$562,926	$628,699
Interest income and other expenses, net	5,053	8,258
Depreciation and amortization	113,614	129,412
Stock-based compensation expense	208,496	228,989
Gain on derivative financial instrument	(548,420)	(236,722)
Adjusted EBITDA	$341,669	$758,636
Basic Adjusted EBITDA per common share, non-GAAP	$0.01	$0.03
Diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.02

	Nine Months Ended	Nine Months Ended
	September 30, 2011	September 30, 2010
	(unaudited)	(unaudited)
Adjusted EBITDA (non-GAAP measurement):
Net income	$690,194	$977,815
Interest income and other expenses, net	8,762	6,185
Depreciation and amortization	364,062	381,425
Stock-based compensation expense	670,449	621,774
Gain on derivative financial instrument	(509,621)	(359,857)
Adjusted EBITDA	$1,223,846	$1,627,342
Basic Adjusted EBITDA per common share, non-GAAP	$0.04	$0.06
Diluted Adjusted EBITDA per common share, non-GAAP	$0.04	$0.05